Blend Reports Third Quarter 2021 Financial Results

Blend Platform segment achieves strong revenue growth driven by high retention, deepening of customer relationships and new logo wins;
Raises full year 2021 revenue guidance midpoint by $13 million

November 10, 2021

SAN FRANCISCO--(BUSINESS WIRE)--Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced financial results for the third quarter ended September 30, 2021.

Financial and Operating Highlights

•Total revenue of $89.6 million, net of $4.2 million of underwriter commissions related to Title365 (reflecting a change from Title365’s predecessor accounting policy, under which the total revenue would have been $93.8 million*);
•Blend Platform segment revenue of $35.1 million, up 26% year-over-year, and up 9% sequentially;
•Total banking transaction volume of over 525,000, up 24% year-over-year;
•Title365 segment revenue of $54.5 million, net of $4.2 million of underwriter commissions (reflecting a change from Title365’s predecessor accounting policy, under which the Title365 segment revenue would have been $58.7 million*);
•Company raises full year 2021 revenue guidance midpoint by $13 million.

Customer Growth and Innovation

•Increased our total customer base by 17 accounts, including Prosperity Bank, a large regional bank with approximately $37 billion in assets;
•Drove success for recently-signed fintech customers, including Valon Mortgage, UpEquity, and Accept, Inc.;
•Deepened existing customer relationships through deployments and adoption of additional offerings, including with American Pacific Mortgage, KeyBank, PRMG, Frost Bank, and BMO Harris Bank;
•Launched Blend Income Verification software product, which customers can add on for an incremental fee, with over 50 customers signed to date.

“Our Blend Platform segment achieved record quarterly revenue in the third quarter, and we built on our business momentum by adding new customers across verticals, innovating to expand our existing customer relationships, and launching and selling new products,” said Nima Ghamsari, Head of Blend. “On the new product front, we successfully launched our Blend Income Verification product in the third quarter, and to date, we have signed over 50 customers. Overall, we are confident in our progress both on the Blend Platform and integration of the Title365 business, and this confidence is reflected in our improved financial outlook for full year 2021,” Mr. Ghamsari continued.

* Included for illustrative purposes only. Please see discussion on change in accounting policy below.

Third Quarter Financial Summary

Third quarter revenue totaled $89.6 million, reflecting a change from Title365’s predecessor accounting policy, under which the total revenue would have been $93.8 million*.

Blend Platform segment revenue was $35.1 million, up $7.2 million, or 26%, year-over-year, driven by an increase of $3.4 million, or 110%, in Consumer Banking and Marketplace revenue. In addition, Consumer Banking and Marketplace revenue increased to 19% of the total Blend Platform segment revenue from 11% in the third quarter of the prior year. Blend Platform segment Mortgage Banking revenue grew by $3.4 million, or 14%, year-over-year, as the positive impacts of significant new customer wins and the resulting gains in Blend market share of total U.S. mortgage industry volumes more than offset the negative impacts of lower U.S. mortgage market volumes, which were estimated to be down more than 25% year-over-year.

Title365 segment revenue totaled $54.5 million, net of $4.2 million of underwriter commissions.

Third quarter gross profit totaled $40.3 million. Blend Platform segment gross profit was $22.5 million, up $4.1 million, or 22%, year-over-year. Title365 segment gross profit was $17.8 million.

GAAP loss from operations was $70.5 million for the three months ended September 30, 2021, up $55.2 million, or 360%, year-over-year, primarily due to an increase in stock-based compensation as a result of the vesting of equity awards with performance-based market conditions upon completion of the IPO. Non-GAAP loss from operations was $21.1 million, up $7.0 million, or 49%, year-over-year.

Liquidity and Capital Resources

At September 30, 2021, the Company had cash, cash equivalents, and marketable securities of $593.6 million compared to $151.7 million at December 31, 2020. Total outstanding principal on the Company’s debt as of September 30, 2021 was $225.0 million. At September 30, 2021, the Company had available capacity under its revolving credit facility of $25.0 million.

Adoption of Title365 Net Revenue Accounting Policy

Following the closing of the acquisition of Title365 on June 30, 2021, the Company determined to present the going-forward financial results of Title365 on a net revenue basis, in which title premiums revenue is reported net of fees paid to insurance underwriters. Net revenue presentation differs from Title365’s predecessor accounting policy, in which title premiums revenue was reported on a gross basis.

The adoption of net revenue accounting policy does not affect gross profit, operating income (loss), or net income (loss). The information below illustrates the impact the adoption of net revenue accounting policy would have had on the unaudited historical pro forma information previously provided by the Company for the full year 2020, the three months ended March 31, 2021, and the six months ended June 30, 2021.

The table below shows the impact of the adoption of net revenue accounting policy for the full year 2020 to certain unaudited pro forma financial information included in the Company’s final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 15, 2021:

	Title365 Historical				Blend Labs, Inc. Pro Forma Results (Unaudited)
	For the Year Ended December 31, 2020
	As previously reported	As adjusted	Change		As previously reported	As adjusted	Change
	(in thousands)				(in thousands)
Revenue	$212,098	$197,872	$14,226	7%	$308,127	$293,901	$14,226	5%
Cost of revenue	155,859	141,633	14,226	10%	190,148	175,922	14,226	8%
Gross profit	$56,239	$56,239	—	—%	$117,979	$117,979	—	—%

The table below shows the impact of the adoption of net revenue accounting policy for the three months ended March 31, 2021 to certain unaudited pro forma financial information included in the Company’s final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 15, 2021:

	Title365 Historical				Blend Labs, Inc. Pro Forma Results (Unaudited)
	For the Three Months Ended March 31, 2021
	As previously reported	As adjusted	Change		As previously reported	As adjusted	Change
	(in thousands)				(in thousands)
Revenue	$73,118	$67,787	$5,331	8%	$104,993	$99,662	$5,331	5%
Cost of revenue	48,954	43,623	5,331	12%	59,814	54,483	5,331	10%
Gross profit	$24,164	$24,164	—	—%	$45,179	$45,179	—	—%

The table below shows the impact of the adoption of net revenue accounting policy for the six months ended June 30, 2021 to certain unaudited pro forma financial information included in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2021:

	Blend Labs Inc. Unaudited Pro Forma Financial Information
	Six Months Ended June 30, 2021				Six Months Ended June 30, 2020
	As previously reported	As adjusted	Change		As previously reported	As adjusted	Change
	(in thousands)				(in thousands)
Revenue	$203,211	$193,077	$10,134	5%	$132,584	$126,618	$5,966	5%
Net loss	$(44,064)	$(44,064)	—	—%	$(12,858)	$(12,858)	—	—%

Segment Reporting and Revenue Disaggregation

Following the acquisition of Title365, the Company operates in two segments: Blend Platform and Title365. Commencing in the third quarter of 2021, the Company will also provide Blend Platform segment revenue disaggregated in three designations: Mortgage Banking, Consumer

Banking and Marketplace, and Professional Services. Mortgage Banking represents revenue related to mortgage transactions processed through the Company’s software platform. Consumer Banking and Marketplace represents revenue that is not directly tied to mortgage transactions, such as consumer banking revenue (home equity, personal loans, deposit accounts, and all other consumer banking products), ancillary product revenue (income verification and close products), and marketplace revenue (title, insurance, and realty products). Professional Services represents revenue related to the deployment of the Company’s software platform, premium support services, and consulting services.

Full Year 2021 GAAP Revenue Guidance

$ in millions	Gross Revenue	Adjusted Gross to Net Revenue for Title365, H2 2021 Impact	Net Revenue
Previously Reported GAAP Guidance at June 30, 2021	$226 - $232	($8)	$218 - $224 *
Revised GAAP Guidance at September 30, 2021	$237 - $247 *	($8)	$229 - $239

Full Year 2021 Pro Forma Revenue Guidance

$ in millions	Gross Pro Forma Revenue	Adjusted Gross to Net Revenue for Title365, Full Year Impact	Net Pro Forma Revenue
Previously Reported Pro Forma Guidance at June 30, 2021	$365 - $371	($18)	$347 - $353 *
Revised Pro Forma Guidance at September 30, 2021	$376 - $386 *	($18)	$358 - $368

* Included for illustrative purposes only.

Webcast and Conference Call Information

The Company will host a conference call today at 2:30 p.m. PT / 5:30 pm ET to discuss third quarter 2021 financial results, business highlights, and future outlook. The call will be webcast live from the Company's investor relations website at https://investor.blend.com. The conference call can also be accessed live over the phone by dialing (866) 777-2509, or (412) 317-5413 for international callers. A replay will be available after the call and can be accessed at the same website or by dialing (877) 344-7529, or (412) 317-0088 for international callers, and using the replay access code 10160887. The replay will be available through November 20, 2021.

Blend announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, the investor relations section of our website, press releases, public conference calls, webcasts, our corporate blog at blend.com/blog, and our Twitter account (@blendlabsinc), as a means of achieving broad, non-exclusionary distribution of material information to the public and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Blend’s investor relations website, these other channels, or that is contained in any website to which a hyperlink is provided herein is not part of this press release.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Blend’s Investor Relations website. Blend also provides investor information, including news and commentary about Blend’s business and financial performance, Blend’s filings with the Securities and Exchange Commission, notices of investor events and Blend’s press and earnings releases, on Blend’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management, outlook for 2021, the “Full Year 2021 GAAP Revenue Guidance” and “Full Year 2021 Pro Forma Revenue Guidance” sections above, expectations of future results of operations or financial performance of Blend Labs, Inc. (“Blend,” the “Company,” “we,” “us,” or similar terms), market size and growth opportunities, capital expenditures, plans for future operations, competitive position, technological capabilities, and strategic relationships, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the possibility that: we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; or changes in market interest rates adversely affect our business. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP loss from operations, and non-GAAP net loss. These non-GAAP financial measures adjust the related GAAP financial measures to exclude non-cash stock-based compensation and warrant amortization expense, amortization of acquired intangible assets, non-recurring acquisition-related costs, and non-recurring income tax expenses or benefits related to acquisitions. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from our non-GAAP financial measures:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Income taxes related to acquisition. We exclude tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions.

About Blend

Blend’s cloud banking platform is designed to power the end-to-end consumer journey for any banking product, from application to close. Our technology is used by Wells Fargo, U.S. Bank, and over 330 other financial services firms to acquire more customers, increase productivity, and deepen relationships. Through our software, we enable our customers to process an average of more than $5 billion in loans per day, helping consumers get into homes and gain access to the capital they need to lead better lives. To learn more, visit blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$276,063	$41,092
Marketable securities	317,491	110,631
Trade and other receivables, net	30,886	14,981
Prepaid expenses and other current assets	37,264	19,268
Restricted cash	—	173
Total current assets	661,704	186,145
Property and equipment, net	8,412	4,594
Operating lease right-of-use assets	13,908	12,685
Intangible assets, net	189,785	1,208
Goodwill	286,977	—
Deferred contract costs	3,303	5,414
Restricted cash, non-current	5,607	5,023
Other non-current assets	8,530	676
Total assets	$1,178,226	$215,745
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,809	$3,437
Deferred revenue	10,028	13,622
Accrued compensation	13,397	9,060
Other current liabilities	33,385	8,910
Total current liabilities	63,619	35,029
Operating lease liabilities, non-current	13,589	14,004
Other non-current liabilities	12,615	3,375
Debt, non-current, net	213,162	—
Total liabilities	302,985	52,408
Commitments and contingencies
Redeemable noncontrolling interest	46,491	—
Stockholders’ equity:
Founders Convertible Preferred Stock and Convertible Preferred Stock, $0.00001 par value: no shares authorized, issued and outstanding as of September 30, 2021; 128,123 (Founders Convertible Preferred Stock 1,026, Convertible Preferred Stock 127,097) shares authorized as of December 31, 2020; 122,379 (Founders Convertible Preferred Stock 1,026, Convertible Preferred Stock 121,353) shares issued and outstanding as of December 31, 2020; aggregate liquidation preference of $387,841 (Founders Convertible Preferred Stock nil, Convertible Preferred Stock $387,841) as of December 31, 2020	—	385,225
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of September 30, 2021; no shares authorized, issued and outstanding as of December 31, 2020.	—	—
Class A, Class, B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of September 30, 2021; 229,762 (Class A 216,879, Class B 12,883, Class C no) shares issued and outstanding as of September 30, 2021; no shares authorized, issued and outstanding as of December 31, 2020; pre-IPO Class A and pre-IPO Class B Common Stock, $0.00001 par value; no shares authorized, issued and outstanding as of September 30, 2021; 371,495 (pre-IPO Class A 143,162, pre-IPO Class B 228,333) shares authorized as of December 31, 2020; 47,948 (pre-IPO Class A 15,039, pre-IPO Class B 32,909) shares issued and outstanding as of December 31, 2020
	2	1
Additional paid-in capital	1,199,914	50,968
Accumulated other comprehensive loss	(88)	(5)
Accumulated deficit	(371,078)	(272,852)
Total stockholders’ equity	828,750	163,337
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,178,226	$215,745

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$89,568	$27,877	$153,505	$65,400
Cost of revenue	49,241	9,482	72,461	25,505
Gross profit	40,327	18,395	81,044	39,895
Operating expenses:
Research and development	25,518	13,820	63,476	40,316
Sales and marketing	21,957	12,176	56,093	37,163
General and administrative	59,024	7,748	94,488	21,656
Amortization of acquired intangible assets	4,364	—	4,364	—
Total operating expenses	110,863	33,744	218,421	99,135
Loss from operations	(70,536)	(15,349)	(137,377)	(59,240)
Interest expense	(5,615)	—	(5,615)	—
Other income (expense), net	121	148	383	627
Loss before income taxes	(76,030)	(15,201)	(142,609)	(58,613)
Income tax (expense) benefit	(300)	(7)	44,978	(20)
Net loss	(76,330)	(15,208)	(97,631)	(58,633)
Less: Net income attributable to noncontrolling interest	(595)	—	(595)	—
Net loss attributable to Blend Labs, Inc.	$(76,925)	$(15,208)	$(98,226)	$(58,633)

Net loss per share:
Basic and diluted	$(0.38)	$(0.38)	$(0.99)	$(1.52)
Weighted average shares used in calculating net loss per share:
Basic and diluted	200,176	39,760	99,645	38,589

Comprehensive loss:
Net loss	$(76,330)	$(15,208)	$(97,631)	$(58,633)
Unrealized loss on marketable securities	(92)	(76)	(83)	(73)
Comprehensive loss	(76,422)	(15,284)	(97,714)	(58,706)
Less: Comprehensive income attributable to noncontrolling interest	(595)	—	(595)	—
Comprehensive loss attributable to Blend Labs, Inc.	$(77,017)	$(15,284)	$(98,309)	$(58,706)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(97,631)	$(58,633)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	54,049	7,740
Depreciation and amortization	6,765	3,183
Amortization of deferred contract costs	3,856	2,571
Amortization of debt discount and issuance costs	684	—
Amortization of operating lease right-of-use assets	2,251	1,732
Release of valuation allowance and change in deferred taxes	(46,511)	—
Other	1,316	243
Changes in operating assets and liabilities:
Trade and other receivables	(2,061)	(8,929)
Prepaid expenses and other assets, current and non-current	(18,186)	(3,071)
Deferred contract costs, non-current	2,111	567
Accounts payable	2,183	(1,137)
Deferred revenue	(3,594)	(1,796)
Accrued compensation	950	1,218
Operating lease liabilities	(2,151)	(1,888)
Other liabilities, current and non-current	11,589	4,150
Net cash used in operating activities	(84,380)	(54,050)
Investing activities
Purchases of marketable securities	(316,819)	(84,825)
Sales of marketable securities	—	30,447
Maturities of marketable securities	108,682	100,875
Purchases of property and equipment	(1,085)	(746)
Investment in non-marketable equity securities	(2,500)	—
Investment in note receivable	(3,000)	—
Acquisition of Title365, net of cash acquired	(400,014)	—
Purchases of intangible assets	—	(9)
Net cash (used in) provided by investing activities	(614,736)	45,742
Financing activities
Proceeds from initial public offering, net of underwriters' fees and issuance costs	368,853	—
Proceeds from debt financing, net of issuance costs	218,816	—
Repurchases of unvested early exercised stock options	(21)	(18)
Proceeds from exercises of stock options, including early exercises	24,096	3,433
Proceeds from issuance of Convertible Preferred Stock, net of issuance costs	309,701	76,247
Proceeds from exercises of Convertible Preferred Stock warrants	10,172	—
Proceeds from repayment of employee promissory note collateralized by common stock	2,881	—
Net cash provided by financing activities	934,498	79,662
Net increase in cash, cash equivalents, and restricted cash	235,382	71,354
Cash, cash equivalents, and restricted cash at beginning of period	46,288	28,462
Cash, cash equivalents, and restricted cash at end of period	$281,670	$99,816
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$276,063	$93,999
Restricted cash	5,607	5,817
Total cash, cash equivalents, and restricted cash	$281,670	$99,816
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$490	$20
Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs not yet paid	$2,169	$—
Vesting of early exercised stock options	$3,346	$183
Issuance of warrant in connection with debt financing	$6,789	$—

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	2021		2020
Blend Platform revenue:					YoY increase
Mortgage Banking	$27,318	78%	$23,895	86%	14%
Consumer Banking and Marketplace	6,569	19%	3,130	11%	110%
Professional Services	1,194	3%	852	3%	40%
Total Blend Platform revenue	35,081	100%	27,877	100%	26%
Title365 revenue	54,487		—
Total revenue	$89,568		$27,877		221%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

Gross Profit Reconciliation
	Three months ended September 30, 2021			Three months ended September 30, 2020

	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit
Blend Platform	$22,489	$208	$22,697	$18,395	$21	$18,416
Title365	17,838	38	17,876	—	—	—
Total	$40,327	$246	$40,573	$18,395	$21	$18,416

	Nine months ended September 30, 2021			Nine months ended September 30, 2020

	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit	GAAP Gross Profit	Non-GAAP expenses(1)	Non-GAAP gross profit
Blend Platform	$63,206	$423	$63,629	$39,895	$58	$39,953
Title365	17,838	38	17,876	—	—	—
Total	$81,044	$461	$81,505	$39,895	$58	$39,953

(1) Non-GAAP expenses represent stock-based compensation

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Expenses	2021	2020	2021	2020
GAAP operating expenses	$110,863	$33,744	$218,421	$99,135
Non-GAAP expenses:
Stock-based compensation(1) and amortization of warrant	43,216	1,156	53,842	7,915
Amortization of acquired intangible assets(2)	4,364	0	4,364	0
Acquisition-related expenses(3)	1,573	2	12,415	969
Non-GAAP operating expenses	$61,710	$32,586	$147,800	$90,251

GAAP loss from operations	$(70,536)	$(15,349)	$(137,377)	$(59,240)
Non-GAAP expenses:
Stock-based compensation(1) and amortization of warrant	43,462	1,177	54,303	7,973
Amortization of acquired intangible assets(2)	4,364	—	4,364	—
Acquisition-related expenses(3)	1,573	2	12,415	969
Non-GAAP loss from operations	$(21,137)	$(14,170)	$(66,295)	$(50,298)

GAAP net loss	$(76,330)	$(15,208)	$(97,631)	$(58,633)
Non-GAAP expenses:
Stock-based compensation(1) and amortization of warrant	43,462	1,177	54,303	7,973
Amortization of acquired intangible assets(2)	4,364	—	4,364	—
Acquisition-related expenses(3)	1,573	2	12,415	969
Income tax benefit related to acquisition(4)		—	(45,302)	—
Non-GAAP net loss	$(26,931)	$(14,029)	$(71,851)	$(49,691)

(1) Stock-based compensation by function:
Cost of revenue	$246	$21	$461	$58
Research and development	3,685	75	7,903	3,289
Sales and marketing	1,836	505	5,133	2,790
General and administrative	37,657	498	40,552	1,603
Total	$43,424	$1,099	$54,049	$7,740

(2) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition
(3) Acquisition-related expenses include non-recurring due diligence, transaction and integration costs recorded within general and administrative expenses
(4) Income tax benefit related to acquisition represents the non-recurring release of historical valuation allowance resulting from the recognition of a deferred tax liability in connection with the Title365 acquisition

Contacts

Investor Relations
Dan Smith
dsmith@blend.com

Media
Sarah Frueh
press@blend.com